                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Dow Chemical Company:

     We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-4 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the proxy statement/prospectus which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Midland, Michigan
October 1, 1999